Exhibit 1.1

9,985,619

WELLCHOICE, INC.

Common Stock

UNDERWRITING AGREEMENT

June     , 2004

CREDIT SUISSE FIRST BOSTON LLC

UBS SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER &

SMITH INCORPORATED

MORGAN STANLEY & CO.

J.P. MORGAN SECURITIES INC.

BLAYLOCK & PARTNERS, L.P.

SAMUEL A. RAMIREZ & COMPANY, INC.

As Representatives of the Several Underwriters,

c/o Credit Suisse First Boston LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. The stockholders listed in Schedule A hereto (“Selling Stockholders”) propose to sell an aggregate of 9,985,619 outstanding shares of Common Stock, par value $0.01 per share (“Securities”), of WellChoice, Inc., a Delaware corporation (“Company”) (such shares of Securities being hereinafter referred to as the “Firm Securities”). The Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,497,843 additional shares of the Company’s Securities, as set forth below (such 1,497,843 additional shares being hereinafter referred to collectively as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto (“Underwriters”) as follows:

2. Representations and Warranties of the Company, Empire HealthChoice Assurance, Inc. and the Selling Stockholders. (a) Each of the Company and Empire HealthChoice Assurance, Inc., an indirect wholly-owned subsidiary of the Company (“HealthChoice”), jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement filed on Form S-3 (No. 333-115294) relating to the Offered Securities, including a form of prospectus, was initially filed with the Securities and Exchange Commission (“Commission”) on May 7, 2004 and either (A) has been declared effective under the Securities Act of 1933, as amended (“Act”) and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein and all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such Prospectus, is hereinafter referred to as the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary owned by the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, claims, encumbrances and other charges.

(v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(vi) The Company and each subsidiary that is required to be organized or licensed as an insurance, HMO or holding company in respect thereof in its jurisdiction of incorporation (an “Insurance or Healthcare Subsidiary”) is duly organized and licensed as such in its respective jurisdiction of incorporation; the Company and each Insurance or Healthcare Subsidiary is duly licensed as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, except to the extent that the failure to be so licensed or authorized would not individually or in the aggregate have a Material Adverse Effect; except as otherwise described in the Prospectus, the Company and each Insurance or Healthcare Subsidiary has all other approvals, orders, consents, qualifications (collectively, the “Approvals”) of and from all insurance or healthcare related regulatory authorities and from the Blue Cross Blue Shield Association necessary to conduct its business in all material respects; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any material Approval to conduct its business except as otherwise described in the Prospectus; the Company and each Insurance or Healthcare Subsidiary is in compliance with all license agreements and other agreements with the Blue Cross Blue Shield Association (each a “BCBS License”) to which it is a party (all of which are set forth in Schedule C hereto), except for any immaterial violations which would not individually or in the aggregate cause the Blue Cross Blue Shield Association to have the right to terminate any BCBS License, and, except as described in the Prospectus, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent.

(vii) The Company and each Insurance or Healthcare Subsidiary is in compliance with and conducts its business in conformity with all applicable insurance or healthcare related laws and regulations of its respective jurisdiction of incorporation and the insurance and healthcare related laws and regulations of other jurisdictions which are applicable to it, except to the extent that the failure to so comply or conduct its business in conformity with such laws and regulations would not individually or in the aggregate have a Material Adverse Effect.

(viii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except as set forth in the Registration Rights Agreement, dated as of November 7, 2002 (the “Registration Rights Agreement”), among the Company, The New York Public Asset Fund (the “Fund”) and The New York Charitable Asset Foundation (the “Foundation”).

(ix) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) The Securities have been approved for listing on The New York Stock Exchange, and at each Closing Date hereinafter mentioned the Securities issued at or prior to such Closing Date will be listed thereon.

(xi) Except as described in the Prospectus, all filings, registrations and declarations (“Filings”) and all Approvals of or with any court, insurance or health regulatory agency or governmental agency or body or with the Blue Cross Blue Shield Association required (including without limitation all Filings under applicable insurance holding company statutes and Approvals of acquisition of control or affiliate transactions in each jurisdiction in which such Filings or Approvals are required) in connection with the issuance and sale by the Selling Stockholders of the Offered Securities to the Underwriters hereunder, the entry into and the compliance by the Company and HealthChoice with all the provisions of this Agreement and the consummation of the transactions herein contemplated have been made or obtained, and all such Filings and Approvals are in full force effect; and, except as described in the Prospectus, neither the Company, HealthChoice nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Filing or Approval.

(xii) None of the Company, HealthChoice or any of their respective subsidiaries is in violation of, nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under, (A) its respective certificate of incorporation or bylaws, (B) the BCBS Licenses, except for immaterial defaults that would not individually or in the aggregate cause the Blue Cross Blue Shield Association to have the right to terminate any BCBS License, or (C) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, HealthChoice or any such subsidiary is a party, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, HealthChoice or any of their respective subsidiaries or any of their properties, and will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, (D) the certificate of incorporation or bylaws of the Company, the certificate of incorporation and bylaws of HealthChoice or similar organizational documents of any such subsidiary, (E) the BCBS Licenses except for immaterial breaches, violations or defaults that would not individually or in the aggregate cause the Blue Cross Blue Shield Association to have the right to terminate any BCBS License, or (F) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, HealthChoice or any such subsidiary is a party or by which the Company, HealthChoice or any such subsidiary is bound or to which any of the properties of the Company, HealthChoice or any such subsidiary is subject, except for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect.

(xiii) This Agreement has been duly authorized, executed and delivered by each of the Company and HealthChoice.

(xiv) The Voting Trust and Divestiture Agreement, dated November 7, 2002, among the Company, the Fund and The Bank of New York, as trustee (the “Trustee”) (the “Voting Agreement”), has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Fund, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms.

(xv) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, claims, encumbrances and other charges that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xvi) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xvii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(xviii) The Company and its subsidiaries own, possess or can acquire on reasonable terms, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting HealthChoice, the Company, any of the Company’s subsidiaries or any of their respective properties that, individually or in the aggregate are reasonably likely to have a Material Adverse Effect, or that, if determined adversely to the Company or any of its subsidiaries, would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any of the transactions contemplated hereby; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

(xx) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xxi) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxii) The statutory financial statements of the Company and its subsidiaries, from which certain ratios and statistical data contained in the Prospectus have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, the New York State Department of Insurance and the New Jersey Department of Banking and Insurance, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

(xxiii) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is filed with the Commission as part of the Registration and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

(xxiv) All statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received the written consent to the use of such data from such sources to the extent required.

(xxv) There are no legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations.

(xxvi) Each of the Company and HealthChoice and their respective subsidiaries maintain insurance policies with respect to such insurable properties, potential liabilities and occurrences that merit or require catastrophic insurance in amounts deemed adequate in the reasonable opinion of the management of the Company or maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses; all such insurance policies are in full force and effect.

(xxvii) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxviii) None of the Company or any of its subsidiaries is an “investment company” or a company “controlled” by an “investment company” as defined in the Investment Company Act of 1940.

(xxix) The Company is in compliance in all material respects and to the extent they are applicable with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxx) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e)) under the Exchange Act.

(xxxi) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, the Company’s auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (ii) any material weaknesses in internal controls; and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxxii) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxiii) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

(xxxiv) All disclosures contained in the Registration or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(xxxv) Any certificate signed by an officer of the Company or any subsidiary delivered to you or to counsel for the Underwriters pursuant to this Agreement or in connection with the Closing contemplated hereby shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(b) The Fund represents and warrants to, and agrees with, the several Underwriters that:

(i) The Fund now is, and on each Closing Date hereinafter mentioned will be, the lawful beneficial owner of the Offered Securities to be delivered by the Fund pursuant to this Agreement on such Closing Date; the Trustee is, and at the time of delivery thereof will be, the registered holder of such Offered Securities; the Fund is the sole beneficiary of such Offered Securities held by the Trustee.

(ii) On each Closing Date hereunder the Fund will have caused the Trustee to duly endorse the Offered Securities to be delivered by the Fund under this Agreement in blank, and upon delivery of payment for such Offered Securities on such Closing Date as contemplated herein, assuming each Underwriter has no notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), the delivery of certificates representing such Offered Securities either registered in the name of the Underwriters or effectively endorsed to the Underwriters or in blank will pass to the Underwriters all rights that the Trustee has in such Offered Securities, free of any adverse claim.

(iii) The Fund has the requisite power under Chapter One of the New York Laws of 2002, specifically Section 4301(j) and Section 7317 of the New York Insurance Law (the “Conversion Legislation”) and its bylaws to enter into this Agreement and any closing certificate required by this Agreement, and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Fund on each Closing Date hereunder.

(iv) The Fund had the requisite power under the Conversion Legislation and its bylaws to enter into the Voting Agreement and such agreement and this Agreement have been duly authorized, executed and delivered by the Fund and, assuming the due authorization, execution and delivery by the other parties thereto, the Voting Agreement constitutes a valid and legally binding agreement of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, rehabilitation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, regardless of whether such principles are considered in a proceeding at law or in equity.

(v) Neither the execution, delivery and performance of this Agreement, the sale of the Offered Securities being sold by the Fund nor the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the by-laws or any other organizational documents of the Fund, nor will it conflict with, result in a material breach or violation of, or constitute a material default under the terms of any material agreement or instrument to which the Fund is a party or bound (or to which any of its property or assets is subject) or any material law, or any judgment, order or decree applicable to the Fund, including, without limitation, the Temporary Restraining Order (the “TRO”), issued November 6, 2002, in the case of Consumers Union of U.S., Inc. v. State et al., Ind. No. 02/118699 (Sup. Ct. N.Y.) (Gammerman, J.S.C.) (the “Consumers Union Case”), or the Stipulation (the “Stipulation,” and, together with the TRO, to the extent either the Stipulation or the TRO is in effect, the “Restraint on Proceeds”), agreed to on

October 22, 2003 by the plaintiffs and the following defendants: the State of New York, the Director of the Division of the Budget, the Superintendent of Insurance, the Foundation and the Fund.

(c) The Foundation represents and warrants to, and agrees with, the several Underwriters that:

(i) The Foundation now is, and on each Closing Date hereinafter mentioned will be, the registered and beneficial holder of the Offered Securities to be delivered by the Foundation pursuant to this Agreement on such Closing Date; and upon the delivery of payment for the Offered Securities on each Closing Date hereunder assuming each Underwriter has no notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC), the delivery of certificates representing such Offered Securities either registered in the name of the Underwriters or effectively endorsed to the Underwriters or in blank will pass to the Underwriters all rights that the Foundation has in such Offered Securities, free of any adverse claim.

(ii) The Foundation has the requisite power under its certificate of incorporation, its bylaws and the New York Not For Profit Corporation Law to enter into this Agreement and any closing certificate required by this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Foundation on each Closing Date hereunder.

(iii) This Agreement has been duly authorized, executed and delivered by the Foundation and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of the Foundation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, rehabilitation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, regardless of whether such principles are considered in a proceeding at law or in equity.

(iv) Neither the execution, delivery and performance of this Agreement, the sale of the Offered Securities being sold by the Foundation nor the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the certificate of incorporation or by-laws or any other organizational documents of the Foundation, nor will it conflict with, result in a material breach or violation of, or constitute a material default under the terms of any material agreement or instrument to which the Foundation is a party or bound (or to which any of its property or assets is subject) or any material law, or any judgment, order or decree applicable to the Foundation, including, without limitation, the Restraint on Proceeds.

(d) Each Selling Stockholder severally represents and warrants to, and agrees with, the several underwriters that:

(i) Such Selling Stockholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Securities; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Prospectus.

(ii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(iii) Except as described in the Prospectus, all Filings and Approvals of or with any court, insurance or health regulatory agency or governmental agency or body required to be made or obtained by such Selling Stockholder in connection with the entry into, and the compliance with, all the provisions of this Agreement by such Selling Stockholder and the consummation of the transactions contemplated herein have been made or obtained, and all such Filings and Approvals are in full force and effect.

(iv) The consent of The Comptroller of the State of New York to the execution, delivery or performance of this Agreement is not required to be obtained by such Selling Stockholder.

(v) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended, or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(vi) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required to be made or obtained by such Selling Stockholder in connection with the sale of the Offered Securities or the consummation by such Selling Stockholder of the transaction as contemplated hereby, other than registration of the offer and sale of the Offered Securities under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters or under the rules and regulations of the NASD.

(vii) Except as described in the Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending or, to the knowledge of such Selling Stockholder, threatened to which such Selling Stockholder or any of its respective officers is a party or of which any of its properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to prevent consummation of the transactions contemplated hereby in the manner contemplated hereby or thereby, including the offer and sale of the Offered Securities at each Closing Date hereunder.

(viii) Such Selling Stockholder is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” or a company “controlled” by an “investment company” as defined in the Investment Company Act of 1940.

(ix) Any certificate signed by or on behalf of such Selling Stockholder delivered to you or to counsel for the Underwriters pursuant to this Agreement or in connection with the Closing contemplated hereby shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $[            ] per share, that number of Firm Securities (rounded up or down, as determined jointly by Credit Suisse First Boston LLC (“CSFB”) and UBS Securities LLC (“UBS”) in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to the Representatives for the accounts of the Underwriters against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an interest bearing account at a bank acceptable to CSFB and UBS drawn to the order of The Comptroller of the State of New York in accordance with the Restraint on Proceeds, at the office of Weil, Gotshal & Manges LLP at 10:00 A.M., New York time, on June [    ], 2004 or at such other time not later than seven full business days thereafter as CSFB, UBS and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB and UBS request and will be made available for checking and packaging at the above office of Weil, Gotshal & Manges LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB and UBS given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. The Optional Securities shall be purchased for the account of each Underwriter from the Selling Stockholders (95% from the Fund and 5% from the Foundation) in each case in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB and UBS to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB and UBS but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an interest bearing account at a bank acceptable to CSFB and UBS drawn to the order of the Comptroller at the above office of The Comptroller of the State of New York in accordance with the Restraint on Proceeds. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB and UBS request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Weil, Gotshal & Manges LLP at a reasonable time in advance of such Optional Closing Date.

Each Selling Stockholder further acknowledges and agrees that payment by the Underwriters of the purchase price set forth in the first paragraph of this Section 3 in accordance with the instructions set forth in this Section 3, including without limitation payment into the account of The Comptroller of the State of New York, constitutes full payment to the Selling Stockholders for the Firm Securities and the Optional Securities, if any.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) or (2) (as consented by CSFB) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement (or, if applicable and consented to by CSFB and UBS, subparagraph (4) or (5)).

The Company will advise each of CSFB and UBS promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

(b) The Company will advise each of CSFB and UBS promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without each of CSFB’s and UBS’ consent; and the Company will also advise each of CSFB and UBS promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify each of CSFB and UBS of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB’s or UBS’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (10 of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB and UBS request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as each of CSFB and UBS designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

(g) For a period of 90 days after the date of the public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of each of CSFB and UBS on behalf of the Underwriters.

(h) The Company and each Selling Stockholder agree with the several Underwriters that (i) the Company will pay all expenses incident to the performance of the obligations of the Company and, except as otherwise provided in clause (ii) of this paragraph, such Selling Stockholders, as the case may be, under this Agreement, for any filing fees and other expenses in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as each of CSFB and UBS designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, and (ii) the Selling Stockholders will pay for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for the fees and disbursement of counsel and other advisors to the Selling Stockholders. Notwithstanding the foregoing, the Company and the Underwriters agree to split, on a 50/50 basis, the cost of any private aviation used in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i) Each Selling Stockholder agrees, for a period of 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of each of CSFB and UBS on behalf of the Underwriters.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company, HealthChoice and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company, HealthChoice and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) the unaudited consolidated premiums earned and total revenues for the three month periods ended March 31, 2004 and 2003, respectively included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated premiums earned or net income;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in the material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

(b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB and UBS. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB and UBS. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Willkie Farr & Gallagher LLP, counsel for the Company and its subsidiaries, to the effect that:

(i) The Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus. The Company is duly qualified to transact business and is in good standing as a foreign corporation in the State of New York;

(ii) HealthChoice has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus.

(iii) Each subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Act) is a validly existing corporation under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus. All of the issued and outstanding shares of capital stock of each such subsidiary are owned of record by the Company or by a subsidiary of the Company and are duly authorized, validly issued, fully paid and nonassessable (except, where applicable, as provided by Section 630 of the New York Business Corporation Law). To such counsel’s knowledge, such shares are also owned beneficially by the Company or by a subsidiary of the Company, and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances;

(iv) All of the Securities that are issued and outstanding are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights pursuant to law or the Company’s certificate of incorporation. The Offered Securities conform in all material respects to the description thereof contained in the Prospectus;

(v) To such counsel’s knowledge, except as set forth in the Prospectus, there are no contracts, agreements and understandings between the Company and any other person granting such person the right to require the Company to register under the Act any securities of the Company or the right to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

(vi) The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vii) No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority (other than any insurance or healthcare regulatory agency) or the Blue Cross Blue Shield Association under the BCBS Licenses is required in connection with the execution and delivery by the Company and HealthChoice of the

Underwriting Agreement, the consummation by the Company and HealthChoice of the transactions contemplated thereby or the performance by each of the Company and HealthChoice of its obligations thereunder or otherwise in connection with the sale of the Offered Securities pursuant to the Underwriting Agreement, except for appropriate filings and other actions required pursuant to federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and those already obtained and made;

(viii) Except as described in the Prospectus, the execution and delivery by the Company and HealthChoice of the Underwriting Agreement and the performance by the Company and HealthChoice of their respective obligations thereunder and the consummation by the Company and HealthChoice of the transactions contemplated therein will not conflict with, constitute a default under or violate (A) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or any subsidiary, (B) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company or any subsidiary is a party or by which it is bound of which such counsel is aware, (C) the BCBS Licenses, (D) New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (E) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority (other than insurance or healthcare regulatory agencies, as to which we express no opinion) binding on the Company or any Subsidiary of which such counsel is aware;

(ix) Each of the Company and HealthChoice has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Underwriting Agreement by each of the Company and HealthChoice has been duly authorized by all necessary corporate action on the part of the Company and HealthChoice and the Company and HealthChoice have duly executed and delivered the Underwriting Agreement;

(x) The Voting Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

(xi) Except as described in the Prospectus, to such counsel’s knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any Subsidiary that relates to any of the transactions contemplated by the Underwriting Agreement;

(xii) The statements in the Prospectus under the caption “Description of Capital Stock” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects;

(xiii) The statements in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of our Common Stock” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein in all material respects;

(xiv) The Registration Statement has become effective under the Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To such counsel’s knowledge, no proceedings therefor are pending and/or have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule;

(xv) The Registration Statement and the Prospectus (except for the financial statements and notes thereto and the other financial and accounting data included in or which should be included in the Registration Statement or the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

(xvi) The documents incorporated by reference in the Prospectus (except for the financial statements and notes thereto and the other financial and accounting data included in or which should be included in the Registration Statement or the Prospectus, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

Such counsel shall also state that it has no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or accounting data contained in the Registration Statements or the Prospectus.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Hinman Straub PC, regulatory counsel for the Company and its subsidiaries, to the effect that:

(i) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any rule, regulation or order of any federal, New York or New Jersey insurance or health regulatory agency or body;

(ii) All Filings and Approvals of or with any court or any federal, New York or New Jersey insurance or health regulatory agency required (including without limitation all Filings under applicable insurance holding company statutes and Approvals of acquisition of control or affiliate transactions in each jurisdiction in which such Filings or Approvals are required) in connection with the sale by the Selling Stockholders of the Offered Securities to the Underwriters hereunder, the entry into and the compliance by the Company and HealthChoice with all the provisions of this Agreement and the consummation of the transactions herein contemplated have been made or obtained, and are in full force and effect, except as described in the Prospectus; and

(iii) The statements in the Prospectus under the caption “Business—The Conversion” and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 Form 10-K”) under the captions “Business—Legal Proceedings” and “Litigation,” and the statements in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 under the caption “Legal Proceedings” to the extent that such information constitutes matters of law, summaries of legal matters, the certificate of incorporation and bylaws of the Company or legal proceedings, or legal conclusions, has been reviewed by us and is accurate in all material respects.

(f) The Representatives shall have received an opinion, dated such Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P, counsel for the Fund, to the effect that:

(i) Upon delivery of payment by the Underwriters for the Offered Securities to be delivered at the Closing Date as contemplated herein and assuming each Underwriter has no notice of any adverse claim as such term is used in Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York, the delivery of certificates representing any Offered Securities either registered in the name of the Underwriters or effectively endorsed to the Underwriters or in blank will pass to the Underwriters all rights that the Trustee has in such Offered Securities, free of any adverse claim;

(ii) To the knowledge of such counsel, the Fund has not created any consensual lien or restrictions on transfer on any of the Offered Securities to be delivered by such Selling Stockholder;

(iii) The Fund has the requisite power pursuant to the Conversion Legislation and its bylaws, to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities delivered by the Fund on such Closing Date hereunder;

(iv) This Agreement has been duly authorized, executed and delivered by the Fund;

(v) No consent, approval, authorization or order of, or filing with, any New York or New Jersey court, insurance or health regulatory agency or governmental agency or body is required to be obtained or made by the Fund for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made on or prior to the date of this Agreement and such as may be required under state securities laws;

(vi) The execution, delivery and performance of this Agreement by the Fund and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation applicable to the Fund (other than state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters, as to which such counsel need express no opinion), or order applicable to the Fund known to such counsel of any governmental agency or body or any federal, New York or New Jersey court having jurisdiction over the Fund or any of its properties, including, without limitation, the Restraint on Proceeds, or the Voting Agreement, or any material agreement or instrument known to such counsel to which the Fund is a party or by which the Fund is bound or to which any properties of the Fund is subject or the by-laws of the Fund;

(vii) The Voting Agreement has been duly authorized, executed and delivered by the Fund.

(viii) Except as described in the Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending or known to such counsel that are threatened to which the Fund or any of its members is a party or of which any of its properties is subject at law or in equity, or before or by any federal, New York or New Jersey governmental or regulatory commission, board, body, authority or agency which would prevent consummation of the transactions contemplated by this Agreement in the manner contemplated hereby, including the offer and sale of the Offered Securities at such Closing Date.

Such counsel may state in its opinions that such opinions are limited to the laws of the States of New York and New Jersey and the federal law of the United States and it may assume that Chapter 1, Section 8 of the New York laws of 2002 (the “Conversion Law”) does not contravene Article III, Section 17 of the New York State Constitution.

To the extent the opinions in paragraphs (i), (v), (vi) or (vii) involve the applicability of Section 112 of the New York State Finance Law to the documents or transactions described or named therein, such counsel may rely on the opinion of Hinman Straub PC furnished pursuant to clause (i) of this Section 6 subject to the same qualifications, assumptions and limitations set forth therein.

(g) The Underwriters shall have received the opinion of Morris, Nichols, Arsht & Tunnell to the effect that the Voting Agreement constitutes a valid and legally binding agreement of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, rehabilitation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, regardless of whether such principles are considered in a proceeding at law or in equity; provided, however, that such counsel need not opine as to the availability of any remedy set forth in Section 10.07 of the Voting Agreement.

(h) The Representatives shall have received an opinion, dated such Closing Date, of Proskauer Rose LLP, counsel for the Foundation, to the effect that:

(i) Upon delivery of payment by the Underwriters for the Offered Securities to be delivered at the Closing Date as contemplated herein and assuming each Underwriter has no notice of any adverse claim as such term is used in Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York, the delivery of certificates representing any Offered Securities either registered in the name of the Underwriters or effectively endorsed to the Underwriters or in blank will pass to the Underwriters all rights that the Foundation has in such Offered Securities, free of any adverse claim;

(ii) To the knowledge of such counsel, the Foundation has not created any consensual lien or restrictions on transfer on any of the Offered Securities to be delivered by such Selling Stockholder;

(iii) The Foundation has the requisite power pursuant to its certificate of incorporation, its bylaws and the New York Not For Profit Corporation Law to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities delivered by the Foundation on such Closing Date hereunder;

(iv) This Agreement has been duly authorized, executed and delivered by the Foundation;

(v) No consent, approval, authorization or order of, or filing with, any New York court, insurance or health regulatory agency or governmental agency or body is required to be obtained or made by the Foundation for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made on or prior to the date of this Agreement and such as may be required under state securities laws;

(vi) The execution, delivery and performance of this Agreement by the Foundation and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any New York or federal statute, rule or regulation applicable to the Foundation, (b) any order applicable to the Foundation known to such counsel of any governmental agency or body or court having jurisdiction over the Foundation or any of its properties, including, without limitation, the Restraint on Proceeds, (c) any material agreement or instrument known to such counsel to which the Foundation is a party or by which the Foundation is bound or to which any of the properties of the Foundation is subject or (d) the certificate of incorporation or by-laws of the Foundation; and

(vii) Except as described in the Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending or known to such counsel that are threatened to which the Foundation or any of its respective officers is a party or of which any of its properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would prevent consummation of the transactions contemplated by this Agreement in the manner contemplated hereby, including the offer and sale of the Offered Securities at such Closing Date.

Such counsel may assume that the Conversion Law does not contravene Article III, Section 17 of the New York State Constitution.

To the extent the opinions in paragraphs (i), (v) and (vi) involve the applicability of Section 112 of the New York State Finance Law to the documents or transactions described or named therein, such counsel may rely on the opinion of Hinman Straub PC furnished pursuant to clause (i) of this Section 6 subject to the same qualifications, assumptions and limitations set forth therein.

(i) The Representatives shall have received an opinion, dated such Closing Date, of Hinman Straub PC, substantially in the form of Exhibit I attached hereto.

(j) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and HealthChoice in this Agreement are true and correct;

the Company and HealthChoice have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(l) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(m) No Underwriter shall have notice of an adverse claim on the Offered Securities within the meaning of Section 8-105 of the UCC.

(n) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each executive officer and each director of the Company.

(o) Each Selling Stockholder will deliver to CSFB and UBS a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof).

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB and UBS may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) Each of the Company and HealthChoice, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor HealthChoice will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and/or HealthChoice by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and HealthChoice, their directors and officers and each person, if any, who controls the Company and/or HealthChoice within the meaning of Section 15 of the Act, and each Selling Stockholder and its officers and directors (members of the Board, in the case of the Fund) against any losses, claims, damages or liabilities to which the Company and/or HealthChoice or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and/or HealthChoice by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, HealthChoice and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 4th paragraph under the caption “Underwriting” and the information contained in the 6th paragraph under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent the indemnifying party shall have been materially prejudiced as a result of such omission. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, such consent not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and HealthChoice on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and HealthChoice on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and HealthChoice under this Section shall be in addition to any liability which the Company and HealthChoice may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and/or HealthChoice, to each officer of the Company and/or HealthChoice who has signed a Registration Statement and to each person, if any, who controls the Company and/or HealthChoice within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB and UBS may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and UBS, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (Fax: 212-325-4296) and UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171, Attention: Syndicate Department (Fax: 212-821-4998), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 11 West 42nd Street, New York, NY 10036, Attention: Linda Tiano, Esq. (Fax: 212-476-2461), or, if sent to the Fund, will be mailed, delivered or faxed and confirmed to LeBoeuf, Lamb, Greene & MacRae, L.L.P at 125 West 55th Street, New York, New York 10019-5389, Attention: Alexander M. Dye (Fax: 212-424-8500), or if sent to the Foundation, will be mailed, delivered or faxed and confirmed to Proskauer Rose LLP at 1585 Broadway, New York, New York, 10036-8299, Attention: Robert M. Kaufman (Fax: 212-969-2900); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB and/or UBS will be binding upon all the Underwriters.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

15. Personal Liability. The Underwriters acknowledge that, (i) pursuant to Section 4301(j)(4)(G) of the New York Insurance Law, none of the members of the board of the Fund, while acting within the scope of their authority as members of such board, shall be subject to any personal liability resulting from the Fund’s execution, delivery or performance of this Agreement and (ii) pursuant to Section 7317(k)(8) of the New York Insurance Law, none of the members of the board of the Foundation, nor any agent or other person acting on behalf of the Foundation within the scope of his or her authority, shall be subject to any personal liability resulting from the Foundation’s execution, delivery or performance of this Agreement.

16. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

THE NEW YORK PUBLIC ASSET FUND

By:

Name: Title:

THE NEW YORK CHARITABLE ASSET FOUNDATION

By:

Name: Title:

WELLCHOICE, INC.

By:

Name: Title:

EMPIRE HEALTHCHOICE ASSURANCE, INC.

By:

Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

UBS SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER &

SMITH INCORPORATED

MORGAN STANLEY & CO.

J.P. MORGAN SECURITIES INC.

BLAYLOCK & PARTNERS, L.P.

SAMUEL A. RAMIREZ & COMPANY, INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By CREDIT SUISSE FIRST BOSTON LLC

By:

Name:
Title:

AND

By UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Fund	9,486,338	1,422,951
Foundation	499,281	74,892
Total	9,985,619	1,497,843

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse First Boston LLC	[ ]
UBS Securities LLC	[ ]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]
Morgan Stanley & Co.	[ ]
J.P. Morgan Securities Inc.	[ ]
Blaylock & Partners, L.P.	[ ]
Samuel A. Ramirez & Company, Inc.	[ ]

Total	[ ]

SCHEDULE C

Blue Cross Blue Shield Association Agreements

A.	Agreements with the Blue Cross Blue Shield Association

1.	WellChoice, Inc.—BLUE CROSS Primary License Agreement

2.	WellChoice, Inc.—BLUE SHIELD Primary License Agreement

3.	WellChoice, Inc.—EMPIRE BLUE CROSS/BLUE SHIELD License Addendum

4.	Empire HealthChoice Assurance, Inc.—BLUE CROSS Controlled Affiliate License Agreement

5.	Empire HealthChoice Assurance, Inc.—BLUE SHIELD Controlled Affiliate License Agreement

6.	Empire HealthChoice HMO, Inc.—BLUE CROSS Controlled Affiliate License Agreement

7.	Empire HealthChoice HMO, Inc.—BLUE SHIELD Controlled Affiliate License Agreement

8.	Blue Care New York Benefits Agency, Inc.—BLUE CROSS Controlled Affiliate License Agreement

9.	Blue Care New York Benefits Agency, Inc.—BLUE SHIELD Controlled Affiliate License Agreement

EXHIBIT I

Credit Suisse First Boston LLC

UBS Securities LLC

(as representatives of the underwriters

named in Schedule “A” attached hereto)

c/o Credit Suisse First Boston LLC

11 Madison Avenue, 24th Floor

New York, NY 10010

Ladies and Gentlemen:

We have been asked to opine as to the applicability or inapplicability of State Finance Law § 112 to the Public Asset Fund (the “Public Asset Fund” or “the Fund” as created by Chapter 1 of the laws of 2002). The Fund is a statutorily created entity established by the Legislature’s enactment of §§ 8 and 10 of Chapter 1 of the Laws of 2002, as codified in Insurance Law §§ 4301(j) and 7317, respectively (the “Conversion Legislation” or the “Legislation”). Based on an analysis of the wording and intent of the Conversion Legislation and the wording, intent and judicial interpretation of the State Finance Law, it is our opinion that the provisions of State Finance Law § 112 are not applicable to the Fund. As a result, in our opinion, the State Comptroller’s approval, as prescribed by State Finance Law § 112, of statutorily permitted agreements or other instruments entered into by the Fund and authorized by the Legislation, including, without limitation, the Underwriting Agreement dated the date hereof among the Company and Credit Suisse First Boston LLC and UBS Securities LLC on behalf of the Underwriters named therein, The New York Public Asset Fund and The New York Charitable Asset Foundation (the “Underwriting Agreement”), and the consummation of the transactions contemplated thereby, is not required. This opinion is delivered pursuant to Section 6(i) of the Underwriting Agreement.

The Conversion Legislation

On January 25, 2002, the Conversion Legislation was enacted to permit the conversion of Empire, into a for-profit corporation. See Section 8 of Chapter 1 of the Laws of 2002, as codified as N.Y. Ins. Law § 4301(j) (amended) (McKinney’s 2004) and N.Y. Ins. Law. §7317 (McKinney’s 2004). Section 10 of the Legislation adds a new section to the New York Insurance Law, Section 7317, which establishes the process and standards for the Superintendent’s review and approval of a proposed Plan of Conversion. See Sections 8 and 10 of the Authorizing Legislation (N.Y. Ins. Law § 4301(j) (amended); N.Y. Ins. Law § 7317). Specifically, new Section 7317 of the Insurance Law reposes in the Superintendent the exclusive and comprehensive authority to approve a proposed plan of conversion, which plan shall address all issues and items required by the Superintendent to assure himself that, inter alia, the conversion results in the fair, equitable and convenient winding down of the business and affairs of Empire [Section 10 of Chapter 1 of the Laws of 2002, N.Y. Ins. Law § 7317(b),(f)]. Also to be included in the conversion plan approved by the Superintendent is a detailed description of any proposed public sale of stock or securities or any initial public offering (Section 10 of the Legislation, N.Y. Ins. Law § 7317(c)(1)(L)) which, in turn, is subject to approval by the Superintendent.

As part of the Conversion Legislation, Section 4301(j) of the Insurance Law requires that the “public asset” relating to the conversion be transferred to a fund created pursuant to Section 7317(e) of the Insurance Law (ie. the Public Asset Fund). N.Y. Ins. Law § 4301(j)(4)(A). The public asset is defined as “assets representing ninety-five percent of the fair market value of the corporation seeking to convert into a corporation organized. . .for pecuniary profit” pursuant to Section 4301(j)(2) of the New York Insurance Law. N.Y. Ins. Law § 4301(j)(3). “Fair market value” is defined, in relevant part, as “one hundred percent of the stock that is transferred, provided that a portion of the shares may be sold in an initial public offering and that the net proceeds shall be transferred, together with the remaining unsold shares, (provided further that additional stock may be sold for fair market value that is transferred to the converted corporation).” N.Y. Ins. Law § 7317(1).

The governance, operation and administration of the Fund is vested in a Board to be composed of 5 members each of whom is a member of the public and who “...may not be an officer or employee of the state or any municipal subdivision thereof[.]”(N.Y. Ins. Law § 4301(j)(4)(B)). The Legislation sets forth specific eligibility qualifications for members of the Board and enumerates the powers of the Board with respect to the Public Asset Fund. (N.Y. Ins. Law § 4301(j)(4)(B),(C), and (F)). Among other things, the Board has the power: (a) to direct, in consultation with the Director of the Division of the Budget, the manner in which moneys in the Public Asset Fund are invested so as to maximize the value of the assets; and (b) to direct, in accordance with the direction of the Director of the Division of the Budget, that disbursements be made in accordance with the Legislation. ( Id.). Additionally, the Board is expressly empowered to make and execute contracts and all other instruments and exercise all other powers necessary for effectuating its powers and functions. (N.Y. Ins. Law § 4301(j)(4)(F)(iii)).

The Conversion Legislation refers to the Public Asset Fund as a “special fund...” which shall be separate and apart from any other fund and from all other state moneys. The Conversion Legislation strictly circumscribes the Comptroller’s authority and role with respect to the Fund. Specifically, under the Legislation, the Comptroller has only custodial authority of the Fund which is expressly “limited” to making disbursements upon vouchers signed by the Superintendent, upon the direction of the Board of the Public Asset Fund, and investing the moneys of the Fund, again, pursuant to the direction of the Board. (N.Y. Ins. Law § 7317(e)).

Finally, the Legislation makes clear that “[n]otwithstanding any other provision of law, the Superintendent’s approval of the conversion transaction” shall be final and “...no further authorizations or approvals shall be required.” (N.Y. Ins. Law § 7317(f)(i)). Further, compliance with Sections 7317 and 4301(j) of the Insurance Law and the use of such funds as provided in Sections 4301(j) and 7317(k) will likewise be deemed to constitute compliance with and shall supercede all such other legal requirements, including, but not limited to, statutory, common law and any other requirements relating to not-for-profit corporations and fiduciary requirements applicable to the board of directors of any company filing a proposed plan. (N.Y. Ins. Law § 7317(f)(ii)).

Section 112 of the State Finance Law

Section 112 of The State Finance Law provides, in pertinent part:

Before any contract made for or by any state agency, department, board, officer, commission, or institution, shall be executed or become effective, whenever such contract exceeds fifteen thousand dollars in amount, it shall first be approved by the comptroller and filed in his or her office . . . .N.Y. State Fin. Law §112(2)(a).

The statutory purpose of Section 112 is to prevent state employees from entering into improvident or extravagant contracts on behalf of one of the enumerated entities and creating obligations upon the State’s general revenues for which there has been no legislative appropriation. Deverho Const. Co., Inc. v. State, 94 Misc.2d 1053 (Ct. Cl. 1978). For the reasons set forth below, Section 112 does not apply to the Public Asset Fund.

First, the Public Asset Fund is not one of the governmental entities specified in Section 112. The statute applies only to an “agency, department, board, officer, commission, or institution” of the State. The Public Asset Fund is not an agency, department, board, officer, commission or institution of the state as such terms are used in Section 112. Instead, it is a limited, special-purpose entity — a “special fund,” in the words of the Conversion statute (L. 2002, ch. 1, § 10(e)) — which the Legislature created as a separate entity to carry out a discrete, specified function. More specifically, its’ purpose is to serve as a repository for stock from the company, the proceeds thereof, and investment earnings thereon. Such proceeds and earnings are then to be remitted to the Tobacco Control and Insurance Initiatives Pool (“the Pool”) for the “exclusive purposes” of funding the health care initiatives provided for by the Pool (N.Y. Ins. Law § 4301(j)(4)(O)). In this, it is similar to other legislatively created entities which serve as a conduit for a flow of funds, see, e.g., HANYS Svcs. Inc. v. Empire Blue Cross & Blue Shield, 292 A.D.2d 61, 65 (3d Dep’t 2002), lv. denied, 2002 NY LEXIS 2739 (Sept. 17, 2002), or other discrete functions and thus, for purposes of section 112, are considered to be separate from the State itself, see, e.g., Royal Ins. Co. v. Commissioners of the State Ins. Fund, 289 A.D.2d 807 (3d Dep’t 2001) (Section 112 not applicable to State Insurance Fund). In short, the Public Asset Fund is not, nor was it intended to be by the Legislature, among the governmental entities specified in Section 112, and, therefore, the Comptroller’s approval authority prescribed by Section 112 is inapplicable to the Public Asset Fund.

The conclusion that N.Y. State Finance Law § 112 does not apply to the Public Asset Fund is further supported by the fact that the Conversion Legislation specifically prohibits any member appointed to the Board of the Public Asset Fund from being “an officer or employee of the state or any municipal subdivision thereof.” ( N.Y. Ins. Law § 4301(j)(4)(B)). Instead, the five members appointed to the Board are to be “member[s] of the public” who must have certain unique qualifications and experience to be eligible for appointment.(Id.). As there are no “employees of the state” who are eligible to be appointed as members of the Board, with the Board being vested with the authority to direct the manner in which moneys are invested, and with disbursements from the Fund being limited to the specific purposes enunciated in the Legislation, the purpose of the statute (ie. Section 112) — to prevent state employees from entering into improvident contracts — would not be furthered by its application here.

Further, the Public Asset Fund does not involve the expenditure of general state revenues. Pursuant to Section 10(e) of the Conversion Legislation, the Public Asset Fund is a “special fund,” which “shall be separate and apart from any other funds and from all other state moneys.” In Royal Ins. Co. v. Commissioners of the State Ins. Fund, 289 A.D.2d 807 (3d Dep’t 2001), the Appellate Division found this factor persuasive in holding that Section 112(2)(a) does not apply to the State Insurance Fund. Specifically, the court noted, the Fund raised revenues through policy premiums and investments, which revenues “may not be transferred to any other Fund nor used for any purpose other than those of the Fund.” So too here, there are no general state revenues going into or to be disbursed out of the Public Asset Fund, and the proceeds in the Public Asset Fund may be used only for the purposes specified in the Conversion Statute. Similar to the State Insurance Fund in Royal Ins., not only are there no State revenues used by the Public Asset Fund, but the use of the proceeds and disbursements of the Fund are expressly limited to the health care programs funded by the Tobacco Control and Insurance Initiatives Pool and may not be used for any other program or general fund of the State. Thus, as in Royal Ins., Section 112 does not apply.

Second, even if Section 112 applied to the Fund because it was deemed to be a “state agency, department, board, officer, commission or institution...”, the Conversion Legislation unambiguously supercedes it. Although an argument can be made that Section 112(4), which provides that any law that is “inconsistent” with Section 112 must expressly reference Section 112 in order to supercede it, applies to the Conversion Legislation, Section 112 is not “inconsistent” with the Conversion Legislation—it is unrelated.

The Conversion Legislation creates a comprehensive statutory process for a conversion that includes the submission of a proposed plan of conversion for approval to the Superintendent of Insurance (N.Y. Ins. Law § 7317(c)). The Conversion Legislation further requires that the proposed plan include “a detailed description of any proposed sale of stock or securities or any initial public offering” (N.Y. Ins. Law § 7317(c)(1)(L)). In approving the proposed plan, the Superintendent is approving, among other items, the sale of stock, the initial public offering, and “the timely transfer of the public asset”(N.Y. Ins. Law § 7317(e)). Similarly, the Superintendent is required to establish a date certain for the initial public offering (N.Y.Ins. Law § 7317(d)(i)). In turn, any agreements entered into by the Fund pursuant to the Conversion Legislation relating to the initial public offering and the sale of stock, are likewise subject to, and implicitly approved by, the Superintendent’s decision. Furthermore, the Conversion Legislation expressly provides that the Superintendent’s approval of the “conversion transaction shall constitute final approval of the transaction and no further authorizations or approvals shall be required” (emphasis added)(N.Y. Ins. Law § 7317(f)(i)). Thus, the entire “conversion transaction”, including the activities of the Fund relating to the conversion, are subject only to the approval of the Superintendent. This sole approval authority vested in the Superintendent is not “inconsistent” with State Finance Law Section 112, it is merely unrelated to, and not covered by the provisions of Section 112. As such, the provisions of Section 112(4) requiring the express reference to Section 112 in order for any other inconsistent statute to be controlling over Section 112, is not governing and such specific reference to section 112 is unnecessary. Accordingly, the clear intent of the Legislature to supercede all other provisions of the law, including the need to obtain consents from any other person or entity, would apply.

In construing a statute, the primary consideration is to ascertain and to give effect to the intention of the Legislature. McKinney’s Cons. Laws of N.Y., Book 1, Statutes § 92. Where, as here, the statute is clear and unambiguous, the statute must be construed “according to its natural and most obvious sense, without resorting to an artificial or forced construction.” Id., § 94; see Matter of Judge Rotenberg Educ. Ctr. v. Maul, 91 N.Y.2d 298 (1998).

In summary, as part of the Conversion Legislation, the Public Asset Fund was created by the Legislature for purposes of holding the public asset (95% of the stock and the proceeds from the sale thereof). The Legislature directed the appointment of a five member board to be composed entirely of members of the public, with no state or municipal employee permitted to serve, whose charge is to advise and make decisions respecting the investment of assets and moneys in the Fund. [Section 8 of the Legislation, N.Y. Ins. Law § 4301(j)(4)(B)]. The Superintendent’s approval of the proposed plan of conversion, which specifically includes approval for the public offering of stock or securities by the Fund, is deemed by the Conversion Legislation for all purposes to be final and to not require any further approvals or authorizations. Moreover, any agreements or other instruments entered into by the Fund necessary for the Conversion Legislation, the Plan of Conversion, and the initial public offering are likewise subject to, and implicitly approved by, the Superintendent’s decision. Finally, the Comptroller’s role is strictly limited by the Conversion Legislation to being the custodian of the Fund, investing and disbursing moneys in and from, respectively, the Fund, at the direction of the Fund’s Board. As such, because the Public Asset Fund is not an “agency, department, board, officer, commission, or institution” of the State (as such terms are used in Section 112), state employees are prohibited from being appointed to its’ Board, and its’ activities do not implicate the receipt, disbursement or expenditure of general state revenues, it is our opinion that the only reasonable construction of these statutes is that N.Y. State Finance Law § 112 does not apply to the Public Asset Fund. In turn, based on the foregoing analysis, it is our opinion that statutorily permitted agreements entered into by the Public Asset Fund, including, without limitation, the Underwriting Agreement and the consummation of the transactions contemplated thereby are not subject to the State Comptroller’s approval as such approval is prescribed by Section 112 of the State Finance Law.

This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect to any other matter, provided, however, that Weil, Gotshal & Manges LLP, counsel to the underwriters, Willkie Farr & Gallagher LLP, counsel to the Company, LeBoeuf, Lamb, Greene & MacRae, L.L.P. counsel to the Fund, the Public Asset Fund, and Proskauer Rose LLP, counsel to the Foundation, are hereby authorized to rely on this opinion as if such opinion were addressed to them.